Exhibit 99.1

NEWS	CONTACT:	Terri MacInnis, Dir. Of Investor Relations
Bibicoff & Associates, Inc. 818.379.8500 terrimac@bibicoff.com

SCOLR PHARMA REPORTS RESULTS FOR 2004

BELLEVUE, WA, MARCH 22, 2005 — SCOLR Pharma, Inc. (Amex: DDD) today reported financial results for 2004. For the year ended December 31, 2004, SCOLR Pharma reported net revenues of $441,993, an operating loss of $(5,070,273), and a net loss of $(4,912,815), or $(0.16) per share (basic and diluted), as compared with net revenues of $6,594,073, an operating loss of $(3,058,800) and a net loss of $(8,742,537), or $(0.41) per share (basic and diluted) for fiscal 2003. The results reflect the December 31, 2003 sale of SCOLR Pharma’s probiotics business (which had historically generated substantially all of the Company’s revenues) and SCOLR Pharma’s transition to a specialty pharma/drug delivery business model.

As a specialty pharmaceutical company, SCOLR Pharma’s business depends upon the successful development and application of its proprietary Controlled Delivery Technology (CDT®)-based drug delivery platform. During February 2005, SCOLR Pharma initiated human testing of an over-the-counter (OTC) CDT-based 12 hour extended release formulation of Pseudoephedrine. SCOLR Pharma previously announced successful completion of preliminary human trial work for an OTC CDT-based 12 hour extended release formulation of Ibuprofen. SCOLR Pharma has been cleared by the Food and Drug Administration (FDA) to commence U.S. human clinical testing of CDT ibuprofen to support future regulatory approval and expects to start this testing in the 2nd quarter of 2005. According to industry sources, U.S. sales of OTC products incorporating Ibuprofen or Pseudoephedrine were approximately $1 billion each.

SCOLR Pharma’s drug delivery business generates revenue from CDT®-based sales in the dietary supplement markets, including sales by national retailers such as Wal-Mart, Rite-Aid, Trader Joes and the General Nutrition Corporation. Royalties for dietary supplement products for the year ended December 31, 2004 were $691,591, an increase of 18.7% as compared with 2003 royalties, when adjusted for royalty payments associated with the sale of the SCOLR Pharma’s probiotics business which are applied to notes receivable. Sales, general and administrative costs all declined during 2004, primarily in connection with the sale of the probiotics operations

SCOLR Pharma’s strategy includes a significant commitment to research and development activities in connection with the growth of the drug delivery program. During 2004, spending on research and development increased from $403,186 to $2,603,361. SCOLR Pharma will continue to incur substantial operating losses for the foreseeable future as it develops its technology and expands operations to support commercialization of the CDT platform.

At December 31, 2004, SCOLR Pharma had $6,758,860 in cash and cash equivalents. In February 2005, we raised $15 million through a private placement of our common stock. We sold a total of 3,750,000 shares of common stock for $4.00 per share.

- Continued -

Tel:  (818) 379-8500            Fax: (818) 379-4747                15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

DDD REPORTS 2004 RESULTS	PAGE TWO

Daniel O. Wilds, SCOLR Pharma’s President and CEO, stated that, “These operating results are directly attributable to the costs of developing our specialty pharma/drug delivery business. With more than $18 million in cash and cash equivalents following our February 2005 financing, we are in excellent position to advance our internal development candidates and evaluate additional drugs as potential candidates for expanding our growing portfolio of CDT applications.”

Wilds also noted, “2004 was another year of important developments for SCOLR Pharma. The Company continued to make significant progress building a solid foundation for its specialty pharmaceutical business.” Highlights include:

•	Company listed on AMEX: DDD - February ’04
•	Completed $10.4 million Private Placement Financing- February ’04
•	Initiated Internal CDT-based Rx & OTC Drug Development Program – April ’04

•	12 hr Extended Release Ibuprofen – Completed Canadian Clinical Trial, submitted IND, US registration trial scheduled Q-2, 05

•	12 hr Extended Release Pseudoephedrine – Scale up/Transfer operations completed, US registration trial initiated Q-1, 05

•	Validated Amino Acid Platform – Demonstrated Increased Bioavailability in vivo (Solubility and Permeability) for Raloxifene and Ondansetron in animal studies

•	Commenced formulation work on a immediate release Raloxifene – preliminary human clinical testing targeted Q-2, 05

•	Added two independent industry professionals to the board of directors – April ’04
•	Changed name to SCOLR Pharma, Inc. to reflect Company’s specialty pharmaceutical focus, July ’04
•	Significantly increased CDT formulation capacity and added to our staff of professional formulators
•	Filed five new patent applications (1 platform, 4 product specific)

Based in Bellevue, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company leveraging formulation expertise and its patented CDT platform to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. SCOLR Pharma’s CDT drug delivery platform provides distinctive products with tangible benefits for the consumer and competitive commercial advantages for licensees. For more information on SCOLR Pharma, please call 425.373.0171 or visit http://www.SCOLR.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including our ability to successfully develop new formulations, complete successful human studies and clinical trials, obtain regulatory approvals, enter arrangements with product development partners and customers, competition, obtain additional capital, and general economic conditions. In addition, our

- Continued -

Tel:  (818) 379-8500            Fax: (818) 379-4747                15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

DDD REPORTS 2004 RESULTS	PAGE THREE

product development program may not lead to commercial products, either because our product candidates fail to be effective, are not attractive to the market, or because we lack the necessary financial or other resources or relationships to pursue our programs through commercialization. Our net losses are likely to increase significantly as we continue preclinical research and clinical trials, apply for regulatory approvals, develop our product candidates, expand our operations and develop the infrastructure to support commercialization of our potential products. We have funded our operations primarily through the issuance of equity securities to investors and we will need to seek additional funds through the issuance of equity securities or other sources of financing. If we are unable to obtain necessary additional financing, our ability to run our business will be adversely affected and we may be required to reduce the scope of or cease our operations. Additional risks and uncertainties are described in our reports and other filings with the Securities and Exchange Commission which are available on our website or at www.sec.gov. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

# # #

3/22/05

Tel:  (818) 379-8500            Fax: (818) 379-4747                15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

- Continued -

DDD REPORTS Q3 RESULTS/ AAPS UPDATE	PAGE FOUR

FINANCIAL HIGHLIGHTS

	Years Ended December 31,
	2004	2003
Royalty Revenues	$441,993	$582,953
R&D Contract Revenues		39,000
Net Revenues – Probiotics*	—	5,972,120

Total Net Revenues As Reported	$441,993	6,594,073

Royalty Payments reported applied to Note Receivable in 2004	179,823	—
Royalty Payment reported to be applied in 2005	69,775	—

Total Royalties	$691,591	$6,594,073

Net (Loss) from Operations	(5,070,273)	(3,058,800)
Net (Loss)	(4,912,815)	(8,742,537)
(Loss) Per Share, Basic & Diluted	(0.16)	(0.41)
Weighted Avg. Shares Outstanding	29,781,604	21,518,982

*	Probiotics operations sold as of December 31, 2003

Tel:  (818) 379-8500            Fax: (818) 379-4747                15165 Ventura Blvd., #425, Sherman Oaks, CA 91403